CERTIFICATE OF
             DESIGNATIONS OF RIGHTS AND PREFERENCES OF THE SERIES D
                CUMULATIVE CONVERTIBLE NON-VOTING PREFERRED STOCK
                              OF AJAY SPORTS, INC.
                                   __________

                         Pursuant to Section 151 of the
                        Delaware General Corporation Law
                                   __________

     Ajay Sports, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Company"), DOES HEREBY CERTIFY that the following resolutions were duly adopted by the Board of Directors of the Company at a meeting duly held on June 30, 1998:

     RESOLVED, that the Board of Directors, pursuant to the authority vested in it by the provisions of the Company's Restated Certificate of Incorporation, as amended to date, hereby establishes a series of preferred stock, consisting of 6,000,000 shares, which shall be designated as the "Series D Cumulative Convertible Non-Voting Preferred Stock" (the "Series D Preferred Stock") and shall have the powers, preferences, rights, qualifications, limitations and restrictions as set forth in Exhibit A attached hereto;

     RESOLVED FURTHER, that the appropriate officers of the Company are hereby authorized and directed to prepare, execute and file an appropriate Certificate of Designations of Rights and Preferences of Series D Preferred Stock with the Delaware Secretary of State as soon as is practicable; and

     RESOLVED FURTHER, that the appropriate officers of the Company are hereby authorized and directed to prepare, execute and issue certificates representing such shares of Series D Preferred Stock at such time as the Company has received the consideration therefor, such shares to be issued as restricted securities as defined in Rule 144 under the Securities Act of 1933, as amended, such certificates to be issued only upon execution by the holders of an appropriate investment letter as approved by counsel for the Company, and such share certificates to be impressed with a customary legend denoting the restrictions upon transfer on such shares.

     IN WITNESS WHEREOF, the undersigned hereby acknowledges under penalty of perjury that the execution of this instrument is the undersigned's act and deed, that the undersigned is an authorized officer of the Company, that the undersigned has read this Designation of Rights and Preferences and all attachments thereto and knows the contents thereof and the facts stated therein are true.

                                              AJAY SPORTS, INC.

Date: June 30, 1998                           By /s/ Clarence H. Yahn
                                                --------------------------------
                                                Clarence H. Yahn, Vice President
ATTEST:
/s/  Robert R. Hebard
-------------------------------------
Robert R. Hebard, Corporate Secretary


                                   EXHIBIT A

             DESIGNATIONS OF PREFERENCES AND RELATIVE RIGHTS OF THE
           SERIES D CUMULATIVE CONVERTIBLE NON-VOTING PREFERRED STOCK
                              OF AJAY SPORTS, INC.

          Pursuant to the authority vested with the Board of Directors of Ajay Sports, Inc. (the "Company") in the Company's Restated Certificate of Incorporation, as amended, the Company hereby designates 6,000,000 shares of its authorized but unissued $.01 par value preferred stock as the SERIES D CUMULATIVE CONVERTIBLE NON-VOTING PREFERRED STOCK (the "Series D Preferred Stock"), for issuance in accordance with such actions of the Board of Directors as may be required under Delaware law, and which shall have the following rights and preferences:

DIVIDENDS.

          DIVIDEND PREFERENCE AND PRIORITY. Dividends on the Series D Preferred Stock shall rank equally in preference and priority to the rights of the holders of the Company's Series B Cumulative Convertible Preferred Stock (the "Series B Preferred Stock") and the Series C 10% Cumulative Convertible Preferred Stock (the "Series C Preferred Stock") to receive dividends under operative documents which designated and defined the Series B Preferred Stock and the Series C Preferred Stock. Except as required under the terms of the Series B and Series C Preferred Stock, dividends on the Series D Preferred Stock shall be paid before any dividends or other distributions may be declared, paid, or set aside to be paid on any other shares of capital stock of the Company.

          INCREASING DIVIDEND RATES. From the date of issue through July 31, 2001, no dividends will accrue or become payable on the Series D Preferred Stock. Thereafter, the holder of the Series D Preferred Stock will be entitled to receive, out of assets legally available for such purpose, dividends per annum based on a stated value of $.8333 per share of Series D Preferred Stock, payable in cash as follows:

                    FROM AUGUST 1, 2001 THROUGH JULY 31, 2002, at the rate of 17% per annum, or $.142 per share per annum.

                    FROM AUGUST 1, 2002 THROUGH THE DATE OF OPTIONAL REDEMPTION OR CONVERSION, at the rate of 24% per annum, or $.20 per share per annum.

          PAYMENT OF DIVIDENDS. Dividends shall be paid annually in cash to the holders of record of the Series D Preferred Stock on July 31 of the applicable year, with the first dividend payment due on July 31, 2002.

          Except as provided under the terms of the Series B Preferred Stock, no dividend or other distribution shall be declared, ordered, or paid upon any other class of capital stock of the Company, nor shall any sums be set aside for or applied to the purchase or redemption of any shares of any other class of capital stock of the Company, unless and until all accumulated unpaid dividends ("Unpaid Dividends") due on the Series D Preferred Stock shall have been paid in full or a dividend or other distribution shall have been declared and a sum sufficient for full payment of the Unpaid Dividends set apart therefor.

          Holders of the Series D Preferred Stock shall not be entitled to any dividend, whether payable in cash, property, or stock, in excess of full cumulative dividends as provided for in this Certificate. If any dividends payable on the Series D Preferred Stock shall not be paid for any reason, the right of the holders of such shares of Series D Preferred Stock to receive payment of such dividend shall not lapse or terminate, but all Unpaid Dividends shall accumulate and shall be paid at the applicable dividend rate, but without interest, to the holders of the Series D Preferred Stock, at the time of conversion or redemption.

LIQUIDATION PREFERENCE.

          Upon the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, prior to any distribution of assets with respect to any other shares of capital stock of the Company as a result of such liquidation, distribution or winding up of the Company, the holders of the Series D Preferred Stock shall be entitled to receive out of the assets of the Company a distribution of $.8333 plus any Unpaid Dividends for each share of Series D Preferred Stock held, on an equal preference basis with the Series B Preferred Stock and Series C Preferred Stock, subject to any prior rights of the holders of the Company's Series B and Series C Preferred Stock.

OPTIONAL CONVERSION.

          Subject to the additional rights conferred under subparagraph (d) of "Anti-dilution Adjustments" and the limitations contained under "Optional Redemption" in this Certificate below, at option of the holder, the Series D Preferred Stock shall be convertible, in whole or in part, into shares of common stock, $.01 par value per share (the "Common Stock"), of the Company based on a stated value of $.8333 for each share of Series D Preferred Stock and $.25 per share of Common Stock (the "Conversion Price"). The holders of Series D Preferred Stock who desire to convert shares of Series D Preferred Stock to shares of Common Stock shall give the Company 30 days prior written notice of the intention to convert, which notice shall specify that all or a part of the shares of Series D Preferred Stock held by such holder shall be converted to shares of Common Stock. The conversion shall be deemed to be effective on the 30th calendar day after the date of the written notice of conversion, unless an earlier effective date shall be agreed to by the holders and the Company.

ANTI-DILUTION ADJUSTMENTS.

         The Conversion Price shall be adjusted as follows:

          (a) STOCK SPLITS; STOCK DIVIDENDS. If the Company shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock, or declare a dividend or make any other distribution upon the Common Stock payable in shares of Common Stock, the Conversion Price in effect immediately prior to such subdivision or dividend or other distribution shall be proportionately reduced. Additionally, if the outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Price in effect immediately prior to such combination shall be proportionately increased. Notwithstanding anything to the contrary set forth in this paragraph, if the Company shall divide or otherwise make a distribution to its holders of Common Stock of the securities the Company owns in any subsidiaries or other entities (collectively, the "Subsidiary Securities"), the Company shall treat the holders of the Series D Preferred Stock as if they had converted their Series D Preferred Stock into Common Stock as of the record date for the dividend or distribution, and the Company shall distribute the Subsidiary Securities to the holders of the Series D Preferred Stock and the Conversion Price shall not change as a result thereof.

          (b) ISSUANCE OF ADDITIONAL SECURITIES. If the Company shall (i) issue, sell or otherwise distribute shares of Common Stock for a consideration per share in cash or property, or (ii) issue or re-price options, warrants or other similar rights to purchase Common Stock that are exercisable at a price less than the then effective Conversion Price, other than options subject to the Company's stock option plans existing on the date the Series D Preferred Stock was created and any options, warrants or other similar rights held by the holder of the Series D Preferred Stock, (iii) issue, sell or otherwise distribute rights to subscribe for securities convertible into or exchangeable for Common Stock, at a price less than the then effective Conversion Price, the Conversion Price then in effect shall automatically be adjusted. The adjustment shall be calculated by multiplying the then effective Conversion Price by a fraction, the numerator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to such issuance, sale or other distribution and the number of shares of Common Stock which the aggregate consideration received or to be received by the Company for such issuance, sale or other distribution would purchase at the then effective Conversion Price per share, and the denominator of which shall be the number of shares of Common Stock outstanding immediately after giving effect to such issuance, sale or other distribution. Consideration other than cash shall be valued in good faith by the Board of Directors, and this valuation shall be conclusive and set forth in a resolution of the Board of Directors.

          Notwithstanding anything herein to the contrary, no adjustment shall be made to the Conversion Price upon: (x) the exercise of any outstanding options, warrants or other rights to purchase Common Stock or upon conversion of any securities or other rights convertible into Common Stock, which options, warrants, securities or other rights were outstanding on the date the Series D Preferred Stock was created; or (y) unless and until the Company issues, sells or otherwise distributes the greater of 1,000,000 shares of Common Stock in any one transaction or 2,000,000 shares of Common Stock in the aggregate in a series of transactions.

          (c) REORGANIZATION OR RECLASSIFICATION. If any capital reorganization or reclassification of the capital stock of the Company, or any consolidation or merger of the Company with another corporation or entity, or the sale of all or substantially all of the Company's assets to another corporation or other entity shall be effected in such a way that holders of shares of Common Stock shall be entitled to receive cash, stocks, securities, other evidence of equity ownership or assets with respect to or in exchange for shares of Common Stock then, except as otherwise provided below in this paragraph, as a condition of such reorganization, reclassification, consolidation, merger or sale lawful and adequate provisions shall be made whereby the holders of Series D Preferred Stock shall thereafter have the right to receive, upon the basis and terms and conditions specified herein, the cash, shares of stock, securities, other evidence of equity ownership or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of Common Stock immediately theretofore purchasable and receivable upon the conversion of Series D Preferred Stock had such reorganization, reclassification, consolidation, merger or sale not taken place. In addition, appropriate provisions shall be made with respect to the rights and interests of the holders of the Series D Preferred Stock so that the provisions of this subparagraph (c) shall continue thereafter to be applicable to the extent reasonably possible in relation to any shares of stock, securities, other evidence of equity ownership or assets thereafter deliverable upon the conversion of the Series D Preferred Stock. Specifically, without limitation, provisions shall be made for an immediate adjustment by reason of such consolidation or merger, of the Conversion Price to the value for the Common Stock reflected by the terms of such consolidation or merger if the per share value reflected is less than the then effective Conversion Price.

          Subject to the terms of the Series B and Series C Preferred Stock, in the event of a merger or consolidation of the Company with or into another corporation or other entity as a result of which the number of shares of Common Stock of the surviving corporation or entity issuable to holders of Common stock of the Company, is greater or lesser than the number of shares of Common Stock of the Company outstanding immediately prior to such merger or consolidation, then the Conversion Price in effect immediately prior to such merger or consolidation shall be adjusted in the same manner as though there were a subdivision or combination of the outstanding shares of Common Stock of the Company as provided in subparagraph (b) in this section above.

          The Company shall not effect any consolidation, merger or sale, unless, prior thereto, the surviving entity shall assume by written instrument executed and mailed or delivered to the holders of the Series D Preferred Stock, the obligation to deliver to the holders of the Series D Preferred Stock the shares of stock, securities, other evidence of equity ownership or assets as, in accordance with the foregoing provisions, the Series D Preferred Stock holders may be entitled to receive or otherwise acquire.

          As a condition to any purchase, tender or exchange offer made to and accepted by the holders of more than 50% of the outstanding shares of Common Stock of the Company, the holders of Series D Preferred Stock shall have been given a reasonable opportunity to elect to receive, at the time of conversion of the Series D Preferred Stock, the securities or other property then issuable with respect to the number of shares of Common Stock of the Company into which the Series D Preferred Stock is convertible in accordance with such offer.

          (d) CHANGE OF CONTROL. As a condition precedent to any transaction in which the Company consolidates or merges with any other corporation or transfers all or substantially all of its assets to any other corporation so that the Company is not the surviving corporation, then the Company shall cause adequate provision to be made so that the holders of the Series D Preferred Stock (i) shall be entitled to receive, upon conversion after effectiveness of the transaction, the kind and amount of securities or other property receivable in the transaction by the holders of the Common Stock to the same extent as if the conversion had occurred immediately prior to the effectiveness of the transaction, and (ii) to the extent reasonably possible, shall continue to have same rights as conferred hereunder with respect to any shares, evidences of indebtedness or other securities or assets thereafter deliverable upon conversion of the Series D Preferred Stock. Regardless of any provisions being made, the holders of the Series D Preferred Stock shall have the right to convert the Series D Preferred Stock into shares of Common Stock immediately prior to the change of control transaction at a price equal to the lesser of (x) the Conversion Price plus any Unpaid Dividends, or (y) the price per share of Common Stock payable in the change of control transaction.

          (e) ADJUSTMENT TO CONVERSION PRICE. The term "Conversion Price" as used herein shall mean the Conversion Price specified in this certificate, until the occurrence of an event stated in this Certificate and thereafter shall mean said price, as adjusted from time to time as provided herein.

          (f) RECORD OF CONVERSION PRICE. Whenever the shares of Common Stock or other types of securities or assets receivable upon conversion of the Series D Preferred Stock shall be adjusted as provided in this Certificate, the Company shall forthwith obtain and file with its corporate records a certificate or letter from a firm of independent public accountants of recognized standing (which may be the Company's then independent certified public accountants) setting forth the computation and the adjusted number of shares of Common Stock or other securities or assets resulting from such adjustments, and a copy of such certificate or letter shall be mailed to the holders of the Series D Preferred Stock. Any such certificate or letter shall be conclusive evidence as to the correctness of the adjustment or adjustments referred to therein and shall be available for inspection by any holders of the Series D Preferred Stock on any day during normal business hours.

          (g) NOTICE. In case:

          (i) the Company shall declare a dividend (or any distribution) on its Common Stock payable in Common Stock of the Company; or

          (ii) the Company shall declare a dividend (or any other distribution) on its Common Stock payable in cash; or

          (iii)  any  reclassification  of  Common  Stock or any  consolidation, merger, conveyance of the property of the Company as an entirety, or substantially as an entirety, dissolution, liquidation or winding up shall be effected by the Company; the Company shall mail, or cause its transfer agent to mail, a notice to the holders of record of the Series D Preferred Stock, at least 30 but not more than 60 days prior to the applicable record date with respect to such transaction. The notice shall include (A) the date on which a record is to be taken for the purpose of the dividend, distribution or rights, or, if no record will be taken, the date as of which the holders of Common Stock of record will be determined for entitlement to such dividend, distribution or right, or (B) the date on which the reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding up is expected to become effective, and the date that holders of Common Stock of record are expected to be entitled to exchange the certificates representing their shares of Common Stock for securities or other property deliverable upon the reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding up.

OPTIONAL REDEMPTION.

     The Company shall have the right and option upon not less than 30 nor more than 45 days'prior written notice (the "Redemption Notice") to the holders of the Series D Preferred Stock to call, redeem and acquire any or all of the shares of Series D Preferred Stock at a price equal to the stated value of $.8333 per share, plus any Unpaid Dividends (the "Redemption Price"), at any time to the extent such shares have not been previously converted to Common Stock pursuant to the terms described above; provided, however, that the holders of the Series D Preferred Stock shall have the right to convert their shares of Series D Preferred Stock into Common Stock in accordance with the terms described above under "Conversion" at any time prior to the redemption date specified in the notice (the "Redemption Date"). If the Series D Preferred Stock is converted prior to the Redemption Date, this call option shall be deemed not to have been exercised by the Company with respect to the shares of Series D Preferred Stock so converted. The Redemption Notice shall require the holders to surrender, on or before the Redemption Date, to the Company or its agent designated in the Redemption Notice, certificates representing the shares of Series D Preferred Stock being redeemed. Notwithstanding the fact the certificates representing the shares of Series D Preferred Stock called for redemption have not been surrendered for redemption and cancellation on or after the Redemption Date, such shares shall be deemed to have been redeemed and all rights of the holders thereof shall have no rights in the Series D shares redeemed other than the right to receive payment of the Redemption Price.

VOTING RIGHTS.

     The holders of the Series D Preferred Stock shall have no voting rights except to the extent required by the Delaware General Corporation Law.

PREEMPTIVE RIGHTS.

     The Series D Preferred Stock shall have no preemptive rights as to any series of preferred stock issued subsequent to it.

APPOINTMENT OF BOARD MEMBERS.

     If the Company does not pay the Dividend or fails to achieve pre-tax earnings of $500,000 in calendar 2001 or 2002, the holders of the Series D Preferred Stock shall be entitled to appoint a majority of the members of the Board of Directors of the Company.

REGISTRATION RIGHTS.

     At the request of the holder of the Series D Preferred Stock, the Company shall register the shares of Common Stock issued or issuable upon conversion of the Series D Preferred Stock with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). In addition, if the Company proposes to file a registration statement with the Commission under the Securities Act with respect to an offering of securities of the Company (other than a registration statement on Form S-4 or S-8 or any successor form, or a registration statement to be filed solely in connection with an exchange offer, a business combination transaction or an offering of securities solely to the existing stockholders or employees of the Company), then the Company shall give the holder of the Series D Preferred Stock notice of its intention and an opportunity to include all or a portion of the shares of Common Stock issuable upon conversion of the Series D Preferred Stock in the proposed registration statement.

NOTICES.

     Any notice, request, demand, consent, approval or other communication required or permitted hereunder shall be in writing and shall be given to:

     (a) the Company at Ajay Sports, Inc., Attn: Clarence H. Yahn, Chief Operating Officer, 1501 E. Wisconsin Avenue, Delavan, Wisconsin 53115; and

     (b) the holder of the Series D Preferred Stock at Williams Controls,  Inc.,
Attn: Gerard A. Herlihy, Chief Financial Officer, 14100 SW 72nd Avenue, Portland, Oregon 97224.